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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  November 12, 2002


                       John Hancock Life Insurance Company
             (Exact name of registrant as specified in its charter)


  Massachusetts                333-45862                      04-1414660
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(State or other               (Commission                 (IRS Employer
jurisdiction of               File Number)                Identification No.)
incorporation)


                               John Hancock Place
                                   PO Box 111
                           Boston, Massachusetts 02117
               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (617) 572-6000




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Item 5.  Other Events

         Exhibits are filed herewith in connection with the Registration Statement on Form S-3 (File No. 333-85488) filed by John Hancock Life Insurance Company (the "Company") on April 3, 2002, as amended, with the Securities and Exchange Commission covering a Medium-Term Note program for its SignatureNotes ("SignatureNotes") issuable under an indenture dated as of June 15, 2002, as amended through the date hereof, between the Company and JPMorgan Chase Bank (as so amended, the "Indenture"). The Company will issue on November 15, 2002 $2,183,000 aggregate principal amount of floating rate SignatureNotes due November 15, 2006.

         An Issuance Order, which constitutes a supplement to the Indenture, related to the floating rate SignatureNotes and opinions of counsel related thereto are filed as exhibits to this Form 8-K and are incorporated by reference into this Item 5. The foregoing description of such documents and the transactions contemplated therein are qualified in their entirety by reference to such exhibits.

Item 7.  Financial Statements and Exhibits

(c)      Exhibits.

         4                          Issuance Order

         5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the legality of the securities.

         8.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding certain U.S. income tax aspects of the registered securities.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          JOHN HANCOCK LIFE INSURANCE COMPANY

Date: November 14, 2002

                                          /s/ Thomas E. Moloney
                                          -------------------------------------
                                          Thomas E. Moloney
                                          Senior Executive Vice President
                                            and Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit
Number                      Description
------

 4                          Issuance Order

 5.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding the legality of the securities.

 8.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. regarding certain U.S. income tax aspects of the registered securities.







                                       4